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                                                                    EXHIBIT 2.4




                      AMENDMENT NO. 3 TO MERGER AGREEMENT


         This Amendment No. 3 (the "AMENDMENT"), made and entered into this 13th day of February 1996, is by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), and Facelifters Home Systems, Inc., a Delaware corporation (the "COMPANY"), which is the successor in interest, by way of merger, to Facelifters Home Systems, Inc., a New York corporation and amends that certain Agreement and Plan of Merger, made and entered into the 31st day of October 1995, by and among AMRE, Merger Sub and the Company, as amended on the 12th day of December, 1995 and the 12th day of February, 1996 (the "MERGER AGREEMENT"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement.


                             PRELIMINARY STATEMENTS

         AMRE, Merger Sub and the Company desire to amend the Merger Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             STATEMENT OF AMENDMENT

         1. Amendatory Provision. Section 7.1(b) to the Merger Agreement is amended and restated in its entirety to read as follows:

                          (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before August 30, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         2. Existing Agreement. Except as expressly amended hereby, all of the terms, covenants and conditions of the Merger Agreement (i) are ratified and confirmed, (ii) shall remain unamended and not waived and (iii) shall continue in full force and effect.

         3. Governing Law. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         4. Counterparts. This Amendment may be executed in one or more counterparts.

         5. Enforceability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment or the Merger Agreement. Such provision shall be deemed
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to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment and the Merger Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.


         IN WITNESS WHEREOF, AMRE, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above.

                                 AMRE, INC.



                                 By: /s/ Robert M.Swartz
                                     ------------------------------------------
                                          Name: Robert M.Swartz
                                                -------------------------------
                                          Title:
                                                  -----------------------------


                                 AMRE ACQUISITION, INC.



                                 By: /s/ Robert M.Swartz
                                     ------------------------------------------
                                          Name: Robert M.Swartz
                                                -------------------------------
                                          Title:
                                                  -----------------------------



                                 FACELIFTERS HOME SYSTEMS, INC.,
                                 a Delaware corporation



                                 By: /s/ Murray Gross
                                     ------------------------------------------
                                          Name:  Murray Gross
                                                -------------------------------
                                          Title:
                                                  -----------------------------





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